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                                                                   EXHIBIT 10.24

                                  OFFICE LEASE


                        100 North Sixth Street, Suite 204

                                   Waco, Texas


         This Lease, made as of February 22, 2001, by and between the Landlord and the Tenant named below.

                         ARTICLE 1. - BASIC LEASE TERMS


         For the purposes of this Lease, the following terms shall have the meanings set forth below:

         1.1 Landlord. One Liberty Place, L.C.

         1.2 Tenant. R.E. Stafford, Inc., dba COLO SOLUTIONS

         1.3 Building. The Building (including the Leased Premises) known as One Liberty Place, 100 North Sixth Street, Waco, Texas 76701 located on that tract of land and (the "Land") described on Exhibit A hereto, together with all other buildings, structures, backup electrical power equipment, fixtures and other improvements located thereon from time to time, being presently as depicted on the drawing attached hereto as Exhibit B. The Building and the Land are sometimes collectively referred to herein as the "Property."

         1.4 Leased Premises. That portion of the Building indicated in red on Exhibit B, on the floor(s) indicated thereon, together with a common area percentage factor determined by Landlord, resulting in an aggregate of approximately 1,159 net rentable square feet. The Leased Premises also include, but are not limited to, the back-up electrical power equipment located in the common area parking lot which is contiguous to building. Premises shall include the Utility Installation Space which shall mean the certain utilities and installation space located in and through portions of the Building, other than and in addition to the 1,159 square feet of space of the Building, necessary for the installation, construction, connection, use and maintenance by Tenant and its officers, employees, and agents (including without limitation a local telephone company) of Tenant's Equipment (as hereinafter defined) and such additional telephone cables, conduits and other facilities and/or equipment as Tenant may reasonably determine to be appropriate for the operation of Tenant's business at and from the Premises between and among Landlord, Tenant, and other tenants of Building. Any damage done to the building, including but not limited to the lease space, by any contractor working for the tenant shall be fully repaired at LESSEE'S sole expense. The location and configuration of Tenant's Equipment in the Utilities Installation Space shall be designated by Tenant, subject to Landlord's consent which shall not be unreasonably withheld or delayed. "Tenant's Equipment" shall mean all electronic computerized equipment and components necessary or appropriate for the operation of Tenant's business, including without limitation, (a) all cable, telephone switching equipment, environmental control equipment, power equipment, and auxiliary equipment within the Premises, including the Utility Installation Space; and (b) all cables within conduits throughout the entire Premises. Tenant shall procure and install all such Tenant's Equipment at its sole cost and expense without obtaining consent of the Landlord therefor. Landlord hereby acknowledges that all of Tenant's Equipment shall, notwithstanding the incorporation of any of the same into the Premises, at all times remain the property of the Tenant. Tenant hereby acknowledges that Landlord is not liable in any way for the installation and/or operation and/or maintenance of this equipment.


         1.5 Lease Term. 48 months and 15 days, beginning on the Commencement Date of March 15, 2001.

         1.6 Commencement Date. The commencement date is March 15, 2001, and the expiration date is April 30, 2005. Option Periods are provided as outlined in
ARTICLE 15.

         1.7 Base rent. Base rent is as follows:

                Years 1 and 2 - BASE RENT is $1,425.00, consisting of:
                    Standard rent                        $  1,275.00
                    Generator pad in parking lot              159.00
                                                         -----------
                           TOTAL BASE RENT               $  l,425.00
                           EXCESSIVE UTILITY CHARGE           750.0O
                                                         -----------
                TOTAL MONTHLY CHARGE FOR YEARS 1 AND 2   $  2,175.00*

 [*This amount does not include any finish-out costs for which the Landlord might agree to pay for up front, but these same costs will be amortized and paid for by Tenant each month over the initial four year lease term, in addition to the other rental amount and charges outlined above.]

              Years 3 and 4 - BASE RENT is $1,575.00, consisting of:
                    Standard Rent                       $  1,400.00
                    Generator Pad in Parking Lot             l75.00
                                                        -----------
                           TOTAL BASE RENT                          $  1,575.00
                                                        -----------
                           EXCESSIVE UTILITY CHARGE                 $    800.00
                                                                    -----------

                TOTAL MONTHLY CHARGE FOR YEARS 3 AND 4              $ 2,375.00**

[**This amount does not include any finish-out costs for which the Landlord might agree to pay for up front, but these same costs will be amortized and paid for by Tenant each month over the initial four year lease term, in addition to the other rental amount and charges outlined above.]


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         1.8 Security Deposit. Security deposit is $2,500.00

         1.9 Addresses.
             Landlord's Address                     Tenant's Address

             One Liberty Place, L.C.                R.E. Stafford, Inc.
             Suite 319, One Liberty Place           dba COLO SOLUTIONS
             100 North Sixth Street                 P.O. Box 411570
             Waco, Texas 76701                      Melbourne, FL 32940


Landlord, Tenant, and Manager by written notice to the others may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a new Manager and such new Manager's address.

         1.10 Permitted Use. Leased premises shall be used only as a switching center for Carrier-Neutral Colocation Center, for the housing of telecommunications and internet related equipment. No other use is allowed without written permission of Landlord.

         1.11 Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

                 ARTICLE 2. GRANTING CLAUSE AND RENT PROVISIONS


         2.l Grant of Premises. In consideration of the obligation of tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

         2.2 Base Rent. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money identified as TOTAL BASE RENT, and as set forth in Section 1.7 of this Lease, which amount shall be payable to Landlord at the address shown in section 1.9 above or at such other address that Landlord in writing shall notify Tenant. The first monthly installment of rent due and payable for March 15 - 31, 2001 (March rent to be pro rated for 1/2 month) and April 1, 2001, shall be paid by Tenant at the time of execution of this Lease Agreement, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease, without demand, offset or reduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay the Excess Monthly Utility Charge as outlined in Article 1, Paragraph 1.7, and, as additional rent, all other sums due under this lease.

         2.3 Operating Expenses. If Landlord's Operating Expenses per net rentable square foot for the Property, in any calendar year during the term of this Lease exceed the Operating Expense Base, Tenant agrees to pay as additional rent Tenant's share of such excess operating expense. As used herein, the term "Tenant's share of such excess Operating Expenses" means the amount by which Landlord's Operating Expenses per net rentable square foot exceed the Operating Expense Base, multiplied by the net rentable square feet comprising for each calendar year, which amount shall be adjusted each year based upon anticipated exceeded operating expenses. Within one-hundred twenty (120) days following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. If the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by a refund. If the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Landlord, within one (1) year following the termination date, shall have the option to invoice Tenant for Tenant's share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar to and including the termination date bears to 365. Tenant shall have the right, at its own expense and within reasonable time, to audit during Landlord's regular business hours Landlord's books relevant to the additional rent payable under this Section. Notwithstanding anything to the contrary contained in this Lease, if the Building is not fully occupied during any calendar year, Tenant's additional rent under this Section and the operating expenses shall be determined as if the Building had been fully occupied during such year. Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due, Calendar year 2001 to be the base for calculation of pass through of operating expenses.

         2.4 Definition of Operating Expense. The term "operating expenses" includes all expenses by Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: maintenance, repair and replacement costs;


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electricity, fuel, water, sewer, gas and other utility charges; security, window washing and janitorial services; trash and snow and ice removal; landscaping and pest control; management fees payable to third parties, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property; all parking and common area; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Leased Premises and thereby reduces operating expenses; all other expenses which generally would be regarded as operating and maintenance expenses which would be reasonably amortized over a period not to exceed five (5) years; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance, with respect to the Property. The term operating expenses does not include the following: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance; income and franchise taxes of Landlord; expenses incurred in leasing or procuring of tenants, or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Tenant.

         2.5 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any monthly rental payments is not received by Landlord on or before the tenth (10th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the tenth (10th) day of the month next following the month in which Tenant was invoiced, a late payment charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

         2.6 Increase in Insurance Premiums. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 1.10, or if Tenant vacated the Leased Premises and caused an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord. Tenant agrees to pay any amount due under this Section within ten (10) days following receipt of the invoice showing the additional rent due.

         2.7 Holding Over. If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to additional rent payable under Section 2.3 and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to one and one-half (1 1/2) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Tenant agrees to vacate and deliver the Leased Premises, and all keys thereto, to Landlord upon delivery to Tenant of Notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises, except in such instances where Landlord has approved the holdover by Tenant, to such other tenant or prospective tenant.


                   ARTICLE 3. - OCCUPANCY, USE AND OPERATIONS


         3.1 Use. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Section
1.10. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with or disturb in any material way Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

         3.2 Signs. No signs of any type or description shall be erected, placed or painted in or about the Leased Premises except those signs submitted to Landlord in writing and approved by Landlord in writing, which approval shall not be unreasonably withheld, and which signs are in conformity with Landlord's sign criteria established for the Property. Landlord reserves the right to remove, at Tenant's expense, all signs other than signs approved in writing by Landlord under this Section 3.2 without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof.


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         3.3 Compliance with Laws, Rules and Regulations. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, acts, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises, including, but not limited to, the Americans with Disabilities Act of 1990 (the "ADA"). Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property adopted by Landlord which are set forth on a schedule attached to this Lease. It Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord, may, at its election enter the Leased Premises without liability therefore and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

         3.4 Warranty of Possession. Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rents by Tenant and subject to the terms, conditions, covenants and agreements contained in this Lease, as well as any extensions or renewal thereof, Tenant shall have possession of the Leased Premises during the full term of this Lease, as well as any extension or renewal thereof, without hindrance from Landlord or any person or persons lawfully claiming the Leased Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases, and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Leased Premises.

         3.5 Inspection. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to he provided by Landlord, to show the Leased Premises to prospective mortgagees, purchasers, or prospective tenants, and to alter , improve or repair the Leased Premises or any other portion of the Property. Notwithstanding the foregoing, Landlord, except in cases of emergency, may exercise its rights of entry and inspection under this Section 3.5 only after twenty-four (24) hours' prior notice thereof to the office of Tenant's office manager. Whenever Landlord shall enter upon and/or be present in the premises, Landlord shall exercise reasonable efforts to minimize any interference with Tenant's business operations that may be occasioned thereby. Provided Landlord has exercised reasonable efforts to minimize any interference with Tenant's business operations, Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premise, and for any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

         3.6 Personal Property Taxes. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, equipment, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which tenant is liable are levied against Landlord or Landlord's property and if Landlord elects to pay same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures place by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business in the Leased Premises.

         3.7 Life Safety and Emergency Procedures. Upon taking possession of the Leased Premises, Manager shall deliver to Tenant a complete plan of Manager's life safety requirements and emergency procedures (the "Life Safety Plan"), if any. Tenant agrees to execute an acknowledgment of receipt of the Life Safety Plan. Additionally, Tenant, at Tenant's sole cost and expense, shall comply with the Life Safety Plan, as amended by Manager from time to time. All changes and amendments to the Life Safety Plan will be forwarded by Manager to Tenant in in writing and shall thereafter also be carried out and observed by Tenant. Any questions or comments with respect to the Life Safety Plan should be addressed to Manager in writing.


                        ARTICLE 4 - UTILITIES AND SERVICE

         4.1 Building Services. Landlord shall provide water and electricity for Tenant during the term of this Lease. Tenant shall pay all telephone charges. Landlord shall furnish Tenant water at those points of supply provided for general use of other tenants in the Building, and central heating and air conditioning in season (on business days during regular hours, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with


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any governmental regulations, such service at times other than regular hours to be furnished upon not less than twenty-four (24) hours advance notice from Tenant, who shall bear the entire cost thereof at the rate established by Landlord). Failure by Landlord to any extent to provide defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relive Tenant from fulfillment of any covenant in this Lease, except where such failure occurs as a result of Landlord's failure to pay service providers in a timely manner. If any of the equipment or machinery useful or necessary for provision of utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages of any type on account of any interruption in service occasioned from the repairs. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Property. Any interruption of utility services to the lease space, of any type, shall be the sole responsibility of Tenant, and Landlord shall not be liable in any way for this disruption of service.

         4.2 Theft or Burglary. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

         4.3 Janitorial Service. Landlord shall furnish janitorial services to the Leased Premises and public areas of the Building five (5) times per week during the term of this Lease, excluding holidays. Landlord shall not provide janitorial service to kitchens or storage areas included in the Lease Premises. Should Tenant opt to provide janitorial service at Tenant's sole cost and expense, then Landlord shall make no provision for abatement of rent resulting from this option by Tenant.

         4.4 Excessive Utility Consumption. Tenant shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption as determined by Landlord, including (without limitation) the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Leased Premises. As of the date of this lease, both Landlord and Tenant agree that the dollar amount of the excessive utility consumption shall be $800.00 per month as described in Section 1.7 and shall remain at this level each and every month until Landlord notifies Tenant, in writing, of an adjustment in the amount. Any adjustment must be given to Tenant in writing at least 30 days prior to the increase, and must be supported by utility bills which support the increase due to increased consumption or rate increase. In the event Tenant and Landlord cannot not agree on the amount of the excessive utility consumption charge, then the Tenant shall have the right to submit a written request to the Landlord for approval to install a submetering device(s), at Tenant expense, to meter the electrical consumption for this lease space. If this request is approved by the Landlord, the Tenant shall then be billed at the end of each month, and payment of the excessive utility consumption charge shall be included with payment of the monthly rental amount due each month. The monthly excessive utility consumption charge shall be determined by multiplying the electrical consumption calculated from the reading of the submeter(s) by the same and most current unit billing rate used by the the electrical utility company providing electrical services to the building. Landlord agrees to consider a written request from the Tenant to install a submetering device(s) to determine excessive utility consumption, but Landlord shall not be bound by the terms of this Lease Agreement to approve such a request from the Tenant.

         4.5 Window Coverings. Landlord may require Tenant to furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over draperies on the interior sides of the window coverings for interior appearance or to reduce light transmission, provided such over draperies do not (in Landlord's determination) affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning systems.

         4.6 Charge for Service. All costs of Landlord for providing the services set forth in Article 4 (except those charges paid by Tenant pursuant to Section 4.4) shall be subject to the additional rent provisions in Section 2.3 and shall be payable as therein provided,


                       ARTICLE 5 - REPAIRS AND MAINTENANCE



         5.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Lease. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural elements of the Building, including without limitation the exterior walls, doors, corridors, windows and other structures or equipments serving the Leased Premises. Landlord's cost of maintaining and repairing the items set forth are subject to the additional rent provisions in Section 2.3. In addition, Landlord shall repair and pay for the portion of any damage actually caused by any negligent act or omission of Landlord, its



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agents, servants or employees, and the costs thereof shall not be includible in operating expenses. In any case that Tenant notifies Landlord in writing of the need for a repair, replacement, alteration or addition that is Landlord's obligation to perform hereunder, Landlord, upon receipt of such written notice, shall commence as soon as reasonably practicable, and thereafter diligently prosecute such repair or replacement to completion, such prosecution to be conducted in a manner reasonably designed to minimize any interference with Tenant's business operations that might be occasioned thereby. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         5.2 Tenant Repairs. Tenant, at its own costs and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Landlord under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Leased Premises and/or the Property, caused by any act or omission of Tenant or Tenant's agents, employees, invitees, Licensees or visitors.

         5.3 Request for Repairs. All request for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.9.

         5.4 Tenant Damage. Tenant shall not allow any damage to be committed on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.



                    ARTICLE 6. - ALTERATION AND IMPROVEMENTS

         6.1 Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises such construction shall be accomplished and the cost of such construction shall be borne by Landlord and/or Tenant in accordance with a separate Leasehold Improvements Agreement (herein so called) between Landlord and Tenant. Additionally, if any construction, modification or renovation is necessary on the Leased Premises as a result of the enactment of any federal, state or local law, act, regulation or ordinance, including the ADA, such construction, modification or renovation shall also be accomplished and the cost of such construction, modification or renovation shall be borne by the party responsible for said construction, modification or renovation in accordance with the leasehold Improvements Agreement attached to this Lease. In accordance with the ADA, Tenant shall be responsible for all readily achievable (as defined in the ADA) changes, provisions of auxiliary aids and modification of policies within the Leased Premises; Landlord shall only be responsible for making readily achievable changes in Common Areas and for modifying policies, practices or procedures applicable to all tenants. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and Tenant further waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's standard form.

         6.2 Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the terms and conditions of Paragraph 3 of the Rules and Regulations attached to this Lease, Tenant, upon prior written notice to Landlord (but without any requirement of obtaining Landlord's consent), shall have the right to make interior nonstructural alterations to the Leased Premises. If, after its receipt and review of any such notice, which notice shall specify in reasonable detail the alterations to be made by Tenant, Landlord reasonably believes that the interior non structural alteration in question will reduce the rental value of the Leased Premises, then landlord, at its option, may within sixty (60) days after its receipt of Tenant's written notice, deliver to Tenant a notice in which Landlord designates the alteration in question as one that it may require Tenant to remove at the end of the term of this Lease (each such alteration being hereinafter referred to as "designated alteration"). Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this lease without credit to Tenant. Landlord and Tenant both agree that the following items belong to the Tenant and Tenant has the right to remove these items upon the expiration or earlier termination of this lease: (1) generator and associated electrical switching equipment; (2) fire suppression system [equipment may be removed, but control valve located at point of connection to water supply line must be left in place];(3) Overhead racks & cabinets; and, (4) DC power plant. Additionally, at Landlord's option, Tenant will be required, at Tenant's sole expense, to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition necessary, without any cost to the Landlord, to lease the space to another office tenant; this may include carpet, acoustical lay-in ceiling system with electrical light fixtures, finished walls, and HVAC wall units, and that all costs of removal and/or restoration and alterations to be the responsibility and expense of the Tenant.



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Such repairs to be replaced consistent with other space in the building.
Notwithstanding the preceding sentence to the contrary, any telecommunications cable and conduit shall be removed at Tenant's discretion and at Tenant's sole expense. This clause shall not apply to movable equipment, furniture, movable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

         6.3 Common and Service Area Alterations. Landlord shall have the right to decorate and to make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Leased Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder.

                       ARTICLE 7 - CASUALTY AND INSURANCE


         7.1 Substantial Destruction. If in the determination of Landlord the Leased Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Leased Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred and eighty (180) working days after Landlord's receipt of written notification by Tenant of the destruction, or if the Leased Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the State of Texas, then, at either Party's option, this Lease may be terminated and, in such event, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

         7.2 Partial Destruction. If the following damage or destruction to the Leased Premises by fire or other casualty, this Lease is not terminated pursuant to section 7.1 hereof, Landlord shall proceed, to the extent of Insurance proceeds actually received by Landlord after the exercise by any mortgagee of the Property of an option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise by payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred and eighty (180) work days from the date of Landlord's receipt of written notification by tenant of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

         7.3 Property Insurance. Landlord shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Landlord considers appropriate; provided, Landlord shall not be obligated in any way or manner to insure any personal property Including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construction on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2. Landlord shall have the right to self-insure against the above-described risk. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and other such risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, wall coverings, carpeting, drapes, equipment, improvements and betterments, furniture, supplies and all items of personal property of exempt located on or within the Leased Premises.



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         7.4 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Tenant and its, underwriters hereby waive and release Landlord's Representative from any and all right of recovery, claim, action or cause of action, against Landlord and Landlord's Representative, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Landlord's Representative and their agents, officers and employees. Tenant agrees to immediately give its insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the waivers.

         7.5 Hold Harm1ess. Landlord and Landlord's Representative shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Leased Premises or the Common Area, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the leased Premises becoming out of repair or by defect in or failure of equipment, pipes or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord and Landlord's Representative (including security service and devices), and Tenant hereby agrees to indemnify Landlord and Landlord's Representative (including security service and devices), and Tenant hereby agrees to indemnify Landlord and Landlord's Representative and hold Landlord and Landlord's Representative harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Nor shall Landlord or Landlord's Representative be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord and Landlord's Representative acting within the scope of their authority. Further, Tenant specifically agrees to be responsible for and Indemnify and hold Landlord and Landlord's Representatives harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Leased Premises.

         7.6 Liability Insurance. Tenant at all times during the lease term shall, at its own expense, keep in full force and effect commercial general liability insurance with "personal injury" coverage and contractual liability coverage, with a minimum combined single limit of $1,000,000.00. Landlord and Landlord's Representative shall be named as additional insureds on said policy. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. If Tenant shall fail to comply with any of the requirements contained herein relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

         7.7 Environmental Matters. Throughout the term of this Lease, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in above, to or from the leased Premises other than in strict compliance with all applicable federal, stated, and local laws, rules; regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule regulation, or order. Tenant shall indemnify, defend, and hold Landlord harmless from and against (a) any loss, cost, expense, claim, or work (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a a reasonable belief that such Remedial Work is required by any applicable federal, state, or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Leased Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, discharge of any hazardous Materials on, under, in above, to or from the Leased Premises. In the event any Remedial Work is so required under any applicable federal, state or local law, rule regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation or order. In the event Tenant shall failed to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand. Landlord acknowledges that Tenant has provided information to indicate that diesel fuel shall be used as the source of fuel to power the emergency generator, located in the parking lot area of the premises. Tenant agrees, at Tenant expense, to comply with any and all local, state, and federal environmental and safety requirements, regulations, and ordinances which currently exist or which may be imposed in the future by local, state, and federal agencies, as related to the use of diesel fuel.



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                            ARTICLE 8 - CONDEMNATION


         8.1 Substantial Taking. If in the determination of Landlord all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, this Lease shall, at the option of either Landlord or Tenant, terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

         8.2 Partial Taking. If in the determination of Landlord a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in
Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds or land) actually received after the exercise by any mortgagee of the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable due to such taking bears to the total net rentable area of the Leased Premises prior to the taking. If Landlord fails to substantially complete such restoration and reconstruction within one-hundred and eight working days of the date of physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist.

         8.3 Condemnation Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

                      ARTICLE 9 - ASSIGNMENT OR SUBLEASE


         9.1 Tenant Assignment. Tenant shall not assign, in whole or in part, this lease or allow it to be assigned, in whole or in part, or mortgagee or pledge the same, or sublet the Leased Premises, in whole or in part without the prior written consent of landlord which consent shall not be unreasonably withheld or delayed. Assignment by operation of law, including merger, dissolution of corporate tenant or transfer of controlling interest of corporate tenant may be completed with written notice to the Landlord. In no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Notwithstanding anything to the contrary contained in section 9.2, Tenant may assign or sublet all but not part of this Lease to any entity controlled by, controlling or under common control with tenant without any need to first obtain Landlord's consent; the term "control" being defined, for purposes hereof, in the case of a corporation, as the ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least fifty percent of all the general or other partnership (or similar) interest therein. Tenant agrees that written assignment of Landlord fully obligates the assignee to all covenants and terms of this entire lease.

         The parties agree that the decision by Tenant to enter into various colocation and interconnection agreements with other entities in order to connect its telecommunications facility to other telecommunications equipment shall not be deemed an assignment or sublease of the Premises. As such, Tenant may enter into such agreements without consent of Landlord, but Tenant agrees to provide Landlord with notice after these agreements are completed, if so requested by Landlord.

         9.2 Conditions of Tenant Assignment. If Tenant desires to assign or sublet all or any part of the Leased Premises, it shall so notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse in its reasonable discretion and judgment to consent to the proposed assignment; or sublease which refusal shall be deemed to have been exercised unless Landlord gives Tenant


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written notice stating otherwise. Upon the occurrence of an event of default by
Tenant under this lease, if all or any part of the Leased Premises are then assigned or sublet, Landlord in addition to any other remedies provided by this lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties belonging to Tenant on the Leased Premises to secure payment of such sums. No collection directly by Landlord from the assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease. All reasonable legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant's requested assignment or sublease pursuant to this Section, together with any legal fees and disbursements incurred in the preparation and/or review of any documentation, shall be the responsibility of Tenant and shall be paid by Tenant within five (5) days of demand for payment thereof, as rental hereunder. If the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

         9.3 Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this lease arising after the date of such sale, assignment or transfer.

         9.4 Rights of Mortgagee. Tenant accepts this Lease subject and subordinate to any recorded Lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenants interest under this lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transfer of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, end no further attornment or other agreement shall be required to effect evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, within ten (10 days after receipt of a request to do so, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge and deliver to the prospective transferee and/or mortgagee the Lease Subordination, Non-disturbance and Attornment Agreement attached hereto as Exhibit C and incorporated by reference herein, and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenants agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates, in the event Tenant fails to furnish the requested non-disturbance and attornment agreement as required by this Article 9.4 . Notwithstanding anything to the contrary implied in this Section any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

         9.5 Estoppel Certificates. Tenant agrees to furnish, from time to time, within ten (10) days after receipt for request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, all or some of the following:
Tenant is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1 ) month in advance; there is no existing default by reason of some act or omission by landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; and bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within thirty (30) days after such notice before exercising any remedy Tenant might possess as result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any af its obligations under this Lease, and that Landlord has not received mere than one (1) month's rent in advance.


                         ARTICLE 10 - DEFAULT AND REMEDIES

         10.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease, and such failure continues for ten (10) days after




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receives written notice from Landlord of such failure; (2) Tenant shall abandon any substantial portion of the Leased Premises and fails to pay rent; (3) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal, or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder;
(4) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property, and fails to have such lien removed within thirty (30) days; (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenants obligations hereunder; or (7) Tenant shall be in default of any other term, provision or covenant of this lease, other than those specified in subparts (1) through (6), above, and such default is not cured within ten (10) days after written notice thereof to Tenant.

         10.2 Remedies for Tenants Benefit. Upon the occurrences of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section 11.2 without any additional notice or demand;

         (1) Without declaring this Lease terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of relettinq of the Leased Premises further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs.

         (2) Without declaring this lease terminated; Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease, Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

         (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this lease under this Section 10.2, inc1uding (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Leased Premises as required hereunder and/or due to the inability of Landlord to relet the Leased Premises on satisfactory terms or otherwise.

Landlord's exercise, following a default by Tenant under this Lease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Leased Premises shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from who a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Leased Premises. Landlord and Tenant agree that the parties hereto intend that all rights and remedies of Landlord under this Lease or otherwise available to Landlord under applicable law shall supercede any conflicting provisions of Chapters 92 and 93 of the Texas Property Code, and any amendments, modifications, recodification or other changes thereto.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, waived any base rent, and Tenant fails to take possession of the leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease or otherwise available to Landlord under applicable law shall supercede any conflicting provisions of Chapters 92 and 93 of the Texas Property code, and any amendments, modifications, recodification or other changes thereto.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 14.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.




                                                  /s/
                                                  -------------------
                                                       Initials

         10.3 Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

         10.4 Defau1t by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, Landlord shall have all reasonable and necessary time to complete such cure

         10.5 Remedies for Landlords Default. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 10.4, Tenant shall, as Tenant's sole remedy, have the right to maintain an action against Landlord, for actual damages suffered as a result of Landlord's default.

         10.6 Notice to Mortgagees. Provided that Tenant has received prior written notice of the name and address of such lender, Tenant shall serve written notice of any claimed default or breach by landlord under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Landlord shall be effective against Landlord unless such notice is served upon said lender; notwithstanding anything to the contrary contained herein, Tenant shall allow such lender the same period following lender's receipt of such notice to cure such default or breach as is afforded Landlord.


                            ARTICLE 11 - DEFINITIONS


         11.1 Abandon. "Abandon" means the vacating of all or a substantial portion of the leased Premises by Tenant, and Tenant is in default of the rental or other payments due under this Lease.

         11.2 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome.

         11.3 Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total building area as determined by Landlord.



                           ARTICLE 13 - MISCELLANEOUS


         13.1 Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of anyone or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a wavier of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this lease. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this lease at the time of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.


         13.2 Act of God. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

         13.3 Attorneys Fees. If Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this lease and Landlord places in the hands of any attorney the enforcement of all or any part of this lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees, whether suit is actually filed or not.

         13.4 Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.




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                                                       Initials

         13.5 Rent Tax. If applicable at any point during the lease or any option period, in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

         13.6 Interpretation. The captions appearing in this Lease are convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of the Lease apply (1) in the plural sense where there is more than one tenant, and
(2) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of this lease or various provisions hereof having been drafted by one of the parties hereto.

         13.7 Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord, in care of Manager, at Manager's address set forth on page 1 (or if no address be set forth for Manager, to Landlord at Landlords address set forth on page 1). All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth on page 1. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, returned receipt requested, addressed to the parties at the respective addresses set forth on page 1 (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown on page 1. Manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord and to Manager, also in accordance with this section shall be deemed effective upon receipt and is acceptable to use a reputable courier service.

         13.8 Submission of Lease. Submission of this Lease to Tenant for signature shall not constitute a reservation of space or an option to Lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         13.9 Corporate Authority. If Tenant executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf of Tenant hereby personally represents and warrants that: Tenant is a duly authorized and existing corporation or partnership (general or limited), Tenant is qualified to do business in the state in which the Leased Premises are located, the corporation or partnership (general or limited) has full right and authority to enter into this Lease, each person signing on behalf of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which tenant may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Tenant hereunder.

         13.10 Multiple Tenants. If this Lease is executed by more than one person or entity as "Tenant," each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that anyone of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named tenants had executed same.

         13.11 Tenants Financial Statements. Tenant represents and warrants to Landlord that, as of the date of execution of this Lease by Tenant, the financial statements of Tenant provided to Landlord prior to or simultaneously with the execution of this Lease accurately represent the financial condition of Tenant as of the dates and for the periods indicated therein, such financial statements are true and do not contain any untrue statement of a meterial fact or omit to state any material fact necessary in order to make the statements included therein not misleading and there has been no material adverse change in the financial condition or business prospects of Tenant since the respective dates of such financial statements. If there is, in Tenant's reasonable judgment, a material adverse change in Tenants financial condition, Tenant will give immediate notice of such material adverse change to Landlord. If Tenant fails to give such immediate notice to Landlord, such failure shall be deemed an event of default under this Lease.

         13.12 Severability. If any provision of this lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.



                                                  /s/
                                                  -------------------
                                                       Initials

         13.13 Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

         13.14 Sale of Property, Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this lease occurring after the consummation of such sale or exchange and assignment.


               ARTICLE 14 - AMENDMENT AND LIMITATION OF WARRANTIES


         14.1 Entire Agreement. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.

         14.2 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         14 3 Limitation of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FOR IN THIS LEASE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING,
TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

         14.4 Waiver and Releases. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS


                                   ARTICLE 15


         15.1 Tenant is hereby granted options to renew and extend the foregoing Lease for four (4) four-year lease terms beyond the expiration of the original Lease Term, for the duration and at the Fixed Basic Monthly Rental set forth below:

OPTION I                                   DURATION          MONTHLY RENT
--------                                   --------          ------------
May 1, 2005 thru April 30, 2009         Four (4) Years
                                                             Years 1 & 2          Years 3 & 4
                                                             -----------          -----------
                               Standard Rent                   $1,507.00            $1,740.00
                               Generator Pad                      200.00               250.00
                               Excessive Utility Charge*      Negotiable           Negotiable
                                                             -----------         ------------
                          TOTAL, PLUS UTILITY CHARGE*          $1,707.00            $1,990.00

OPTION II                                  DURATION          MONTHLY RENT
---------                                  --------          ------------
May 1, 2009 thru April 30, 2013         Four (4) Years
                                                             Years 1 & 2          Years 3 & 4
                                                             -----------          -----------
                               Standard Rent                   $1,970.00            $2,202.00
                               Generator Pad                      300,00               350.00
                               Excessive Utility Charge*      Negotiable           Negotiable
                                                             -----------         ------------
                           TOTAL, PLUS UTILITY CHARGE*         $2,270.00            $2,552.00

OPTION III                                 DURATION          MONTHLY RENT
----------                                 --------          ------------
May 1, 2013 thru April 30, 2017         Four (4) Years
                                                             Years 1 & 2          Years 3 & 4
                                                             -----------          -----------
                               Standard Rent                   $2,550.00            $2,782.00
                               Generator Pad                      400.00               450.00
                               Excessive Utility Charge*      Negotiable           Negotiable
                                                            ------------         ------------
                           TOTAL, PLUS UTILITY CHARGE*         $2,950.00            $3,232.00

OPTION IV                                  DURATION          MONTHLY RENT
---------                                  --------          ------------
May 1, 2017 thru April 30, 2021         Four (4) Years
                                                             Years 1 & 2          Years 3 & 4
                                                             -----------          -----------
                               Standard Rent                   $3,709.00            $3,940.00
                               Generator Pad                      500.00               550.00
                               Excessive Utility Charge*      Negotiable           Negotiable
                                                            ------------         ------------
                           TOTAL, PLUS UTILITY CHARGE*         $4,209.00            $4,490.00


         The Extended Term shall begin immediately upon the expiration of the preceding term, and all terms, covenants and provisions of the Lease shall apply during each Extended Term, except that the Fixed Basic Monthly Rent to be paid during each Extended Term shall be that provided for



                                                  /s/
                                                  -------------------
                                                       Initials
above. Provided, however, that if on the date of the expiration of the preceding term of this Lease, Tenant is in default beyond any grace period provided in the performance of any of the terms or provisions of the Lease, the option to renew and extend the Lease shall be and become null and void. If Tenant shall elect to exercise any foregoing option, it shall do so by giving to Landlord notice in writing of its intention to do so not later than ninety (90) days prior to the expiration of the term that is then in force.

**Current utility charge is determined to be $750.00 per month for Years 1 and 2 of the Initial Lease Term, and $000.00 per month for Years 3 and 4 of the Initial Lease Term. Any change in utility charge will be determined as set forth in Article 4, paragraph 4.4 of this lease.


         15.2 Tenant shall have the right to erect a satellite dish and/or microwave communications tower upon the roof of One Liberty Place. Tenant's right to erect such equipment shall be contingent upon Landlord's written approval of all plans and specifications relative to both the equipment and installation procedures prior to and during the erection of the said equipment, and such approval shall be at Landlord's sole discretion. Tenant will take all precautions during installation and maintenance of the equipment to assure that the integrity of the roof structure and coatings is not jeopardized. Tenant attests that it will obtain from any appropriate governing agencies all licenses or permits necessary for installation and operation of said equipment. Installation and maintenance of the communications equipment shall be at Tenant's sole expense. Furthermore, Tenant shall repair, at Tenant's sole expense, any damage to the roof or other parts of the building caused by the installation and/or maintenance of the communications equipment. If Landlord does provide approval for Tenant to install a satellite dish and/or microwave communications tower, Tenant agrees to enter into a separate Satellite Agreement with Landlord, which shall be attached to and become a part of this Lease Agreement.

         15.3 Tenant shall maintain at its sole expense all property and casualty insurance required by landlord regarding the above-referenced equipment, and Landlord shall be held harmless in the event of damage from fire, wind, water, lightening, or any act of nature, or for damage from any cause whatsoever.

         15.4 Tenant agrees to remove the equipment under the supervision of the Landlord at the termination of the Lease at Tenant's sole cost, and to restore the Building to its original condition.

         15.5 Landlord agrees that Tenant shall be allowed to use space approved by Landlord, situated in the parking lot of the Building as shown in yellow on the diagram attached to this Lease, for placement of an emergency generator. Landlord acknowledges that such equipment is the property of Tenant, and Tenant agrees to pay any and all costs and expenses associated with the proper use and maintenance of such equipment. Tenant agrees to remove such equipment at the end of the Lease Term Tenant further agrees to pay Landlord the amount of $150.00 per month as described in Section 1.7 of this lease as rent on this concrete pad in the parking lot.

         15.6 Guaranty Agreement: Tenant agrees to execute the Guaranty Agreement, attached as Exhibit "C", and which is a part of this Lease Agreement.

EXECUTED BY TENANT ON February 26, 2001, and by Landlord on February       2001.



LANDLORD:

ONE LIBERTY PLACE, L.C.

By:   /s/ Managing Member
   ---------------------------------------------
                               Date Signed
Name:
      ----------------------------
Title:
      ----------------------------



TENANT:


R.E. Stafford Inc. dba COLO SOLUTIONS

By: /s/ Ronald Stafford          2/26/01
   ---------------------------------------------
                               Date Signed
Name:  Ronald Stafford
      ----------------------------
Title: Pres & CEO
      ----------------------------